Exhibit 10.1

SEQUA CORPORATION

KEY EXECUTIVE MEDICAL PLAN

Effective as of January 1, 2006
ARTICLE I
Introduction

Name of Plan.  Effective as of January 1, 2006, the Company hereby amends and restates the Sequa Corporation Key Executive Medical Plan (the “Plan”) as set forth herein.

Purpose.  The Plan is intended to provide reimbursement for certain medical expenses incurred by a Qualified Employee and his or her Dependents that exceed the amount of benefits payable to the Qualified Employee under the Qualified Employee’s or Dependent’s Base Health Plan, any other insured or self-insured health plan and any government program.

Governing Document.  This instrument serves as the “plan document” with respect to the Plan and benefits are payable solely in accordance with this instrument.  In the event of a conflict with any other document, descriptive materials or Plan description, this instrument shall govern.

Definitions

“Administrator” means the Company, or if the Company so chooses, an administrative committee or other person or committee appointed from time to time by the Company to administer the Plan in accordance with Article IV.

“Affiliate” means any corporation that is a member of a controlled group (as defined in Code Section 414(b)) that includes the Company, any trade or business under common control (as defined in Code Section 414(c)) with the Company.

“Base Health Plan” means the Participating Employer’s medical, dental and vision benefits plan, which may be a self-insured, fully insured or partially insured plan.  For Qualified Employees and Dependents who are eligible for Medicare, the Base Health Plan may also consist of coverage under Medicare Parts A and B and any Medicare Supplement Insurance Policy which meets the minimum state requirements for such plans.  For a Dependent who is covered by a medical, dental or vision benefits plan other than a plan of a Participating Employer that is comparable to the medical, dental or vision benefits plan of the Participating Employer including, without limitation, with respect to covered medical expenses, deductibles and co-payments, the Base Health Plan shall be such other plan.  If a claimant is not covered by an applicable Base Health Plan when Covered Medical Expenses are incurred, the claimant will be ineligible to receive benefits under the Plan.  For the avoidance of doubt, if, for example, a Dependent is covered under a Base Health Plan maintained by his or her employer that provides medical and dental coverage but not vision coverage, no vision benefits will be provided for such Dependent under the Plan.

“Board of Directors” means the Board of Directors of the Company.

“Claims Administrator” means the entity appointed by the Company or the Administrator, or designated by the terms of the Plan, to administer, or assist in the administration of, claims under the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Sequa Corporation, or any successor thereto.

“Covered Medical Expenses” means, subject to the Maximum Annual Benefit, the reasonable expenses for necessary medical care which:

are allowed as a medical deduction by Section 213(d) of the Code;

are incurred for the Qualified Employee’s or Dependent’s medical care;

are the Qualified Employee’s legal obligation to pay; and

are not covered under (i) the applicable Base Health Plan, (ii) any other insured or self-insured health plan or group health, dental, vision or prescription drug policy; or (iii) worker’s compensation, Medicare or other government program.

Such medical care or expense may include:

hospital, medical and surgical services to diagnose or treat an illness or injury;

routine physical exams, routine laboratory tests and preventive inoculations;

dental work,

prescription drugs and medical equipment and nonprescription drugs or medicines;

the fitting and cost of hearing aids, eyeglasses and contact lenses;

transportation that is primarily for and essential to medical care;

sterilization procedures, infertility treatments (including in vitro fertilization), and management of pregnancy and childbirth including:

prenatal diagnosis of fetal disorders in high risk pregnancy; and

perinatal services of a certified nurse midwife or a licensed nurse practitioner;

cervical cancer, osteoporosis and mammography screening tests; and prosthetics or reconstructive surgery after a medically necessary mastectomy (including surgery to restore symmetry);

preventive health care for covered children (including immunizations and screening for bad blood levels);

treatment of substance abuse, mental disorders and organic brain disorders, including:

schizophrenia and schizo-affective disorders;

bipolar and delusional depression; and

pervasive developmental disorders;

home health care services, under a plan established and approved by a physician;

acupuncture;

telemedicine services:

including health care delivery, diagnosis, treatment, medical data transfer and education; but not including routine telephone, fax or email consultations between the Physician and patient;

orthotic and prosthetic devices (including devices to restore speech after a laryngectomy);

diabetic daycare self-management education programs; and

treatment of jaw joint disorders (including dental and medically necessary surgical procedures).

A particular Covered Medical Expense shall not exceed 90% of the usual, customary and reasonable charge for such medical expense as determined under the Participant’s or Dependent’s applicable Base Health Plan.  This is the amount charged by most Physicians or health care practitioners with similar training and experience, within the same geographic area, for a comparable service.  That “area” may be a city, metropolitan area, county or greater area as needed to identify a cross section of providers of the same or similar service.  For expenses incurred outside the United States, the usual, customary and reasonable charge will be the amount allowed for that service if performed in the Company’s domicile in New York, New York.

Covered Medical Expenses do not include charges: for services or supplies which:

are not recommended, approved or certified as medically necessary by a Physician;

are provided by a Physician or other health care practitioner who is the Qualified Employee; the Qualified Employee’s spouse, parent, child or sibling; or anyone related to the Qualified Employee’s spouse by the same degree; or

are beyond the scope of the Physician’s, health care practitioner’s or facility’s license; or are illegal where they were provided.

for any cosmetic surgical procedure, cosmetic dental procedure, or drug or medicine prescribed for cosmetic use; except to restore function or repair a disfigurement resulting from:

a congenital birth defect; or

an injury, disease or its surgical treatment (such as reconstruction after removal of a malignancy).

Cosmetic surgical procedures include (but are not limited to):

face lifts, dermabrasion, chemical peels and collagen injections;

voluntary radial kerototomy, blepharoplasty, rhinoplasty, or otoplasty;

liposuction, breast augmentation or reduction; and

hair transplants and electrolysis.

Cosmetic dental procedures include (but are not limited to) dental implants, tooth bleaching, facings on crowns or pontics distal to the second bicuspid, and characterization of dentures.

Drugs or medicines prescribed for cosmetic use include (but are not limited to) wrinkle treatments and hair growth stimulants.

for the following services or expenses, whether or not they are prescribed or recommended by a Physician:

weight loss or smoking cessation programs or medications, when provided for general health;

physical therapy, massage therapy, hydrotherapy, or steam baths; when provided for general health or to relieve discomfort, rather than for a specific medical condition;

vitamins, minerals, enzymes, herbal or homeopathic preparations, special foods or dietary supplements; which:

can be obtained without a Physician’s written prescription; or

have an over-the-counter equivalent;

non-nursing services provided by a personal attendant, companion or housekeeper;

travel, lodging or meals while vacationing at a health spa, resort, camp or retreat;

health club, athletic association or country club membership or dues; or

any other service or expense not allowed as a medical deduction by Section 213 of the Code.

for modification of the Qualified Employee’s home, yard, motor vehicle or workplace; or the purchase or rental of nonmedical equipment, such as:

an air conditioner, humidifier or purifier;

exercise, sports or motorized transportation equipment;

a ramp, lift, escalator or elevator; or

a sun or heat lamp, whirlpool bath, hot tub, sauna or swimming pool;

for transportation which is not primarily for and essential to medical care;

for premiums, contributions, or fees a Qualified Employee pays for the cost of:

dental, medical and vision insurance;

any disability income insurance;

for accident and health insurance or any product which is advertised, marketed or offered as long-term care insurance;

any accidental death and dismemberment insurance; or

any health care plan; except for the Base Health Plan (or Medicare and a Medicare Supplement Insurance Policy) and any dental, vision or prescription drug plan provided by a Participating Employer;

for medical treatment provided by a health care facility or practitioner which:

does not charge the Participant for the services; or

does not normally charge for such services in the absence of insurance;

for services which are provided by or reimbursable under worker’s compensation laws, Medicare or any other government program (except Medicaid); or

in connection with any sickness contracted or injury sustained:

during active duty or training in the armed forces, reserves or national guard of any state or country; or

as a result of war, whether declared or undeclared; any act of war; or resistance to armed invasion or aggression.

Covered Medical Expenses do not include any (i) medical expenses where the Participant or Dependent is not covered by an applicable Base Health Plan that is a medical plan; (ii) dental expenses where the Participant or Dependent is not covered by a Base Health Plan that is a dental plan; or (iii) vision expenses where the Participant or Dependent is not covered by a Base Health Plan that is a vision plan.

  “Dependent” means an individual who qualifies as an eligible dependent under the Participating Employer’s Base Health Plan and is covered by a Base Health Plan.

“Employee” means any common law employee of a Participating Employer on a United States payroll (excluding any individual characterized on the books and records of the Participating Employer as an independent contractor or consultant).  The Administrator may deem an individual to be an independent contractor consultant for purposes of the Plan notwithstanding any determination by a governmental agency or instrumentality to the contrary.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Maximum Annual Benefit” means $150,000 per Plan Year for each Participant including all of the Participant’s Dependents combined.

“Participant” means any Qualified Employee who satisfies the eligibility requirements under Article III of the Plan.

“Participating Employer” means the Company and each Affiliate which, with the approval of the Board of Directors, adopts this Plan pursuant to Section 7.1.

“Plan Year” means the calendar year.

“Physician” means a physician, surgeon, dentist or other medical practitioner who is legally licensed to practice medicine and is acting within the scope of his or her license.

“Qualified Employee” means an Employee listed on Schedule A attached hereto, subject to amendment in accordance with Section 6.1 of the Plan.  An Employee will cease to be a Qualified Employee and will cease to actively participate in the Plan no later than the date of the Employee’s Termination of Employment or the date the Employee ceases to be in an eligible class.

“Termination of Employment” means the resignation, discharge, retirement, death, failure to return to work at the end of an authorized leave of absence, failure to return to work when called following a temporary layoff, or the occurrence of any other event or circumstance which results in the termination of the employer-employee relationship between the individual and the Company and all of its Affiliates.

Eligibility and Participation

Participation.  An Employee becomes eligible for coverage under the Plan on the later of:

January 1, 2006;

the date the Employee’s employer becomes a Participating Employer; or

the first day of the month following the date the Employee first meets the definition of Qualified Employee.

A Qualified Employee’s coverage takes effect on the date the Qualified Employee becomes eligible to participate in the Plan.  A Dependent’s coverage takes effect on the later of (a) the date the Qualified Employee’s coverage under the Plan takes effect; and (b) the date the Dependent first meets the definition of an eligible Dependent.

Enrollment Procedures.  A Qualified Employee must complete such enrollment forms and such other documentation, and comply with such procedures and deadlines as may be prescribed by the Base Health Plan, or by the Company or Administrator of the Base Health Plan, as a condition to the receipt of benefits under this Plan.

Cessation of Participation.  A Participant will remain a Participant throughout the period he or she remains a Qualified Employee and continues to satisfy the terms and conditions of eligibility set forth in the Plan.  A Participant’s coverage will end on the earliest of:

the date the Plan terminates;

the date the Participant’s employer is no longer a Participating Employer;

the last day of the month in which the Participant requests to cancel coverage under the Plan;

the date the Participant is no longer a Qualified Employee;

the date the Participant is no longer covered by a Base Health Plan;

the date the Participant enters the Armed Forces of any state or country on active duty; except for duty of 30 days or less for training in the Reserves or National Guard; or

the date the Participant’s employment with the Participating Employer ends, except when the Participant is entitled to a continuation of coverage as provided under Section 3.4 of the Plan.

A Dependent’s coverage under the Plan will end on the earliest of:

the date the Participant’s coverage under the Plan ends;

the date he or she is no longer an eligible Dependent;

the date the Dependent enters the Armed Forces of any state or country on active duty; except for duty of 30 days or less for training in the Reserves or National Guard; or

the date the Dependent is no longer covered by a Base Health Plan.

Continuation of Coverage.  Ceasing active work results in termination of eligibility; but coverage may be continued as follows:

If the Participant is disabled due to illness or injury; then insurance may be continued during the disability resulting from that condition.

If the Participant is on a temporary layoff or an approved leave of absence; then insurance may be continued for three months following the month in which the layoff began.

If the Participant or Dependent is entitled to continue coverage in accordance with any applicable federal or state law, then insurance may be continued for the period required by law.

Throughout any period of continued coverage, the employer must remain a Participating Employer.

Individual Reinstatement.  A Participant who returns to work within 12 months after coverage under the Plan ends will again be eligible for coverage under the Plan on the date of return to active work; provided:

the employer remains a Participating Employer; and

the employee meets the definition of Qualified Employee.

Benefits

Benefits.  The Company will reimburse a Participant for Covered Medical Expenses incurred during the Plan Year by the Participant and the Participant’s Dependents.

Submission of Claims.  To obtain reimbursement, a Participant shall submit claims on such forms as may be prescribed by the Administrator.

Time Limit For Submission of Claims.  A Participant shall submit claims for Covered Medical Expenses as soon as practicable after the expense was incurred, but in no event later than one year from the date incurred.

Right of Recovery.  If benefits are overpaid on any claim, whether because of fraud, misrepresentation, or the Company’s error in processing a claim, or any other reason, full reimbursement to the Plan by the Participant is required within 60 days after the Company requests reimbursement.  If reimbursement is not made, the Company has the right to reduce future benefits until full reimbursement is made; or to recover such overpayments from the Participant or the Participant’s estate.

Source of Benefits.  The benefits to which any person is entitled under this Plan will be provided from the general assets of the Company in accordance with the provisions of the Plan.  The Participating Employers may be required to reimburse the Company for the benefits paid by the Company to Participants employed by the Participating Employer.

Administration of The Plan

Administration.

Administrator.  The Administrator will be the “named fiduciary” for purposes of Section 402(a)(1) of ERISA with authority and responsibility for the operation and administration of the Plan and will be responsible for complying with any applicable reporting and disclosure requirements of ERISA.  Notwithstanding the foregoing, administrative authority and responsibility for the Plan may be assigned to another person or entity under the terms of the Plan.

Delegation.  The Company may allocate or delegate any or all of the responsibilities of the Administrator under the Plan to any other person in writing and to appoint, in writing, agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan.  Without limiting the foregoing, the Company or the Administrator may from time to time contract with or appoint a Claims Administrator to assist the Administrator in the handling of claims under the Plan and/or to provide advice and assistance in the general administration of the Plan.  The Claims Administrator will have the authority to direct payments with respect to the Plan and will have such other responsibility and authority as is delegated to it by the Administrator.

Action by Company.  Action on behalf of the Company with respect to the Plan may be taken by the Board of Directors or any person or committee to whom administrative authority has been delegated by the Board of Directors.

Exercise of Authority.  The Administrator and any Claims Administrator and any other person who holds proper authority with respect to the management or administration of the Plan may exercise such authority in his or her full discretion, subject only to the duties imposed under ERISA, and any determination of such a person will be final and binding on all persons having or claiming any interest in or entitlement under the Plan, subject to appeals or other dispute resolution mechanisms or procedures set forth in the Plan.  Administrative authority includes, but is not limited to, full discretionary authority to (i) determine whether an individual is eligible for benefits under the Plan, (ii) determine the amount of benefits, if any, to which an individual is entitled under the Plan, (iii) prescribe forms to be used and procedures to be followed in applying for benefits under the Plan, (iv) adopt, maintain and terminate claims and review procedures in lieu of or in addition to the procedures set forth in Section 5.9 as to specific categories of benefits where necessary or appropriate to comply with applicable law, and (v) interpret all terms and provisions of the Plan.  The exercise of authority will be binding upon any individual claiming benefits under the Plan, including, but not limited to, the estate or beneficiary of a Participant.  It is the Company’s intent that the decisions of the Administrator, any Claims Administrator, and each other entity or person having administrative authority under the Plan will be given deference in all courts of law, to the greatest extent allowed under law, and will not be overturned or set aside by any court of law unless found to be arbitrary and capricious, or made in bad faith.

Verification of Expenses.  The Administrator may require a Participant to verify expenses for which the Participant is seeking payment or reimbursement in any manner that it should deem appropriate.

Evidence.  Evidence required of anyone covered under the Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

Correction of Errors.  Mathematical and accounting errors may be made or mistakes may arise in the operation and administration of the Plan by reason of factual errors in information supplied to the Administrator, its delegee, or a Claims Administrator, or for other reasons.   The Administrator will have power to cause such equitable adjustments to be made to correct for such errors as the Administrator in its discretion considers appropriate, and such adjustments will be final and binding on all persons.

Indemnification.  The Participating Employers agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of the Company or an Affiliate against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.  This indemnification is in addition to any other indemnification expressly given by any Participating Employer.

Reliance on Tables, Etc.  In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by, or in accordance with the instructions of, the Company, the Administrator, or by accountants, counsel or other experts employed or engaged by the Administrator.

Claims Procedures.

The Administrator shall maintain a procedure by which claims for benefits under the Plan shall be determined, and such procedure shall be communicated to each Participant in the Plan.  Such procedure shall include rules for determining the date on which a claim is deemed filed.

Any Qualified Employee or other person claiming any benefit under this Plan (the “Claimant”) who has not been granted such benefit may file a claim in writing with the Plan’s Claims Administrator.

The denial of any claim shall be communicated in writing or in electronic form by the Claims Administrator to the Claimant (or the Claimant’s authorized representative) within 30 days of receipt of the claim by the Claims Administrator, unless the Claims Administrator determines that special circumstances require an extension of time, in which case the Claims Administrator may have up to an additional 15 days to process the application; provided, that the Claims Administrator both determines that an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant prior to the expiration of the initial 30-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.  If the extension is necessary due to the Claimant’s failure to submit the information necessary to decide the claim, the notice of extension will specifically describe the required information, and the Claimant will be afforded at least 45 days from receipt of the notice within which to provide the specified information.

The written or electronic notice of denial shall be set forth in a manner designed to be understood by the Claimant, and will include specific reasons for the denial, references to the specific Plan provisions upon which the denial is based, a description of any additional information or material necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary, and a description of the Plan’s review procedures and the time limits applicable to such procedures, including, where applicable, a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review, and if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion or a statement that such rule, guideline, protocol or other criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request.

If a Claimant has not received notification within 30 days (or such extended period as may be applicable) that his or her claim has been allowed, the Claimant shall be considered to have exhausted the Plan’s internal claims procedure and shall be entitled to pursue any remedies available to the Claimant under ERISA.

If a Claim is denied, the Claimant (or the Claimant’s duly authorized representative) may, within 180 days after the date on which the Claimant receives a written or electronic notice of a denied claim (1) file a written request with the Administrator for a review of the denied claim and (2) submit written comments, documents, records and other information relating to the claim to the Administrator.

The Administrator shall have 60 days to process the application, unless the Administrator determines that special circumstances require an extension of processing time, in which case the Administrator may have up to an additional 60 days to process the application.  If the Administrator determines that an extension of time for processing is required, the Administrator will furnish written or electronic notice of the extension to the Claimant before the end of the initial 60-day period.  Any notice of extension will describe the special circumstances necessitating the additional time and the date by which the Administrator expects to render its decision on the application.

The Claimant will have the right to be represented at such review, to review all documents relevant to the denial, and to submit written comments, documents, records and other information relating to the claim for benefits.  The Claimant shall be provided upon request and free of charge reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits.  Any review requested by the Claimant of a determination by the Administrator shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The Administrator shall respond electronically or in writing within 60 days (or such extended period as may be applicable) after the receipt of the request for such review.  The decision on review shall be written in a manner calculated to be understood by the Claimant and shall include specific reasons for the decision, reference to the specific Plan provisions on which the review is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim for benefits, where applicable, a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA, and if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion or a statement that such rule, guideline, protocol or other criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request.

The review of the claim shall not afford deference to the initial adverse benefit determination and will be conducted by the Administrator (who is neither the individual who made the adverse benefit determination that is the subject of the appeal nor the subordinate of such individual).  In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including a determination with regard to whether a particular treatment, drug or other item is not medically necessary or appropriate, the Administrator shall consult with a health care professional who has appropriate training and experience in the fields of medicine involved in the medical judgment and who was not consulted in connection with the adverse benefit determination that is subject of the appeal and is not a subordinate of any person who was so consulted.  The Administrator shall provide the Claimant with names of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant’ adverse benefit determination.  All necessary information, including the Plan’s benefit determination on review, shall be transmitted between the Plan and the Claimant by telephone, facsimile or other available similarly expeditious method.

Any person submitting a claim in accordance with this section may withdraw the claim at any time or, with the consent of the Company, defer the date on which such claim will be deemed filed for purposes of this Section.

For purposes of this Section, a document, record or other information is considered “relevant” to the Claimant’s claim if such document, record or other information (i) was relied upon by the Administrator in making the benefit determination; (ii) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination; or (iii) demonstrates compliance with the administrative processes and safeguards designed to ensure and to verify that that benefit claim determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated Claimants.

If a Claimant fails to file a request for review in accordance with the procedures outlined in this Section 5.9, such Claimant will have no rights to review and will have no right to bring action in any court, and the denial of the claim will become final and binding on all persons for all purposes.

Amendment or Termination

Amendment.  The Company will have the power to amend the Plan, and to add or remove any Participating Employer or any Qualified Employee, at any time and for any reason by written action of the Board of Directors or of any person or committee to whom amendment authority has been delegated in writing by the Board of Directors.

Termination.  The Company will have the power to terminate the Plan at any time and for any reason by written action of the Board of Directors or of any person or committee to whom Plan termination authority has been delegated in writing by the Board of Directions.

Adoption by Participating Employers

Adoption by Participating Employers.  With the consent of the Board of Directors, any Affiliate may, at any time, adopt this Plan for all or a portion of its employees by written instrument adopted by its board of directors or by execution of this instrument by a duly authorized officer of the Affiliate.

Requirements of Participating Employers.  Each Participating Employer shall be deemed to have irrevocably designated the Company as its agent in all dealings with the Plan and Administrator.  The Administrator will have the authority to make any and all rules or regulations that are necessary to effectuate the purpose of this Article VII which are binding upon all Participating Employers and all Participants.

Discontinuance of Participation.  Any Participating Employer will be permitted to discontinue or revoke its adoption by resolution of its board of directors or other evidence satisfactory to the Company’s Board of Directors.  A Participating Employer’s participation under the Plan ends on the earliest of the following dates:

the date the Participating Employer suspends active business operations; is placed in bankruptcy or receivership; dissolves, merges or otherwise alters its existence;

the date the Participating Employer is excluded from coverage by amendment or termination of the Plan; or

the end of the month in which the Company receives the Participating Employer’s written request to cease participation.

On the day participation ends, coverage under the Plan will terminate for all of the Participating Employers’ Qualifying Employees and their Dependents.  After participation ends, the employer may not become a Participating Employer again; until the Company re-approves it as such.

Miscellaneous

Examinations.  The Administrator will have the right and opportunity to have a physician designated by it examine any individual who files a claim for benefits under this Plan when and as often as it may reasonably require during the pendency of the claim.

Non-Alienation Of Benefits.  The benefits provided under the Plan may not be assigned prior to actual receipt thereof.  Notwithstanding the foregoing, this provision will not  prevent payments to a child or the custodial parent or legal guardian of a child made pursuant to a “qualified medical child support order” within the meaning of Section 609 of ERISA.  In addition, all benefits payable under the Plan are subject to set-off for amounts owed by the Participant to the Company or to an Affiliate, including but not limited to overpayments or erroneous payments received by a Participant or the Participant’s Dependents, to the extent permitted by law.

Not a Contract of Employment.  The Plan is not an employment agreement and does not assure the continued employment of any Qualified Employee or Participant for any time or period.  Neither the establishment of the Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable rights against any Participating Employer, the Administrator or the Board of Directors.

Plan Benefits Are Unsecured.  A Participant will not, by virtue of participating in the Plan, have any interest in any specific asset or assets of the Company or any Affiliate.

Liability For Self-Funded Plan.  The Participating Employers may be obligated to make funds available to the Claims Administrator to pay self-funded incurred claims that are eligible for payment in accordance with the terms of the Plan.

Tax Consequences.  Generally, any benefits paid under the Plan will be includable in the Participant’s gross income for federal or state income or other tax purposes but neither the Administrator nor the Company nor any Affiliate makes any representation or guarantee to any Participant or any other individual that any particular federal or state tax treatment will apply with respect thereto.

Severability of Provisions.  If any provision of the Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions of the Plan, but the Plan will be construed and enforced as if such illegal or invalid provision had never been inserted herein.

Terms of Gender and Number.  Whenever used in the Plan, unless the context otherwise indicates, words in the masculine will be deemed to include the feminine, and the singular will be deemed to include the plural.

Governing Law.  The Plan will be construed, administered and enforced according to the laws of the State of New York, to the extent not preempted by ERISA.

In adoption of this instrument, the undersigned officer of the Company has set forth his or her signature below.

SEQUA CORPORATION
Dated: July 6, 2006	By: /s/ Kenneth J. Binder